Pacific Select Fund NSAR 06-30-08
EXHIBIT 77Q1(a)
MATERIAL AMENDMENTS TO REGISTRANT'S CHARTER OR BYLAWS


The following documents are included in Registrant's Form Type N1A/B, Accession No. 0000892569-08-000696 filed on April 29, 2008, and incorporated by reference herein:

Written Instrument Amending the Amended and Restated Agreement and Declaration of Trust for the Small-Cap Equity Portfolio.


Written Instrument Amending the Amended and Restated Agreement and Declaration of Trust for the Long/Short Large-Cap Portfolio.